Exhibit 99.1

Contact:	Barbara Bower
Derek McClain
Trammell Crow Company
(214) 863-3000

FOR IMMEDIATE RELEASE

TRAMMELL CROW COMPANY REPORTS FINANCIAL RESULTS

FOR THIRD QUARTER OF 2005

Third Quarter Earnings Per Share Up 167%

DALLAS, Texas, October 27, 2005 — Trammell Crow Company (NYSE:TCC), one of the nation’s largest diversified commercial real estate services companies, today announced financial results for the third quarter of 2005.  An increase in Global Services segment revenues of 22%, coupled with increased profits from the Development and Investment segment, drove the company’s diluted earnings per share to $0.40 for the quarter, compared with $0.15 posted for the third quarter of 2004.

Consolidated Results

For the third quarter of 2005, revenues totaled $226.8 million, a 20% increase from revenues of $188.6 million for the corresponding quarter of 2004.   Net income for the third quarter of 2005 was $14.5 million, compared with net income of $5.9 million for the third quarter of 2004.

For the nine months ended September 30, 2005, the company reported diluted earnings per share of $0.68, up 127% from diluted earnings per share of $0.30 for the first nine months of 2004.  Revenues for the year to date through September 30, 2005, were $617.6 million, up 17% from revenues of $528.7 million for the nine months ended September 30, 2004.  Net income for the nine months ended September 30, 2005, was $24.8 million, up from net income of $11.2 million for the first nine months of 2004.

Commenting broadly on the quarter and year-to-date results, the Company’s Chairman and Chief Executive Officer, Robert E. Sulentic, stated “We are pleased with our third quarter results.  They are consistent with our expectations and represent good progress toward meeting our full-year expectations.”

Segment Results – Global Services

Global Services segment income before income taxes increased 49% from $8.8 million in the third quarter of 2004 to $13.2 million in the third quarter of 2005.  Revenues for this segment increased 22%, from $173.4 million in the third quarter of 2004 to $210.8 million in the third quarter of 2005.

For the first nine months of 2005, Global Services income before income taxes was $35.6 million, up from income before income taxes of $18.0 million for the nine months ended September 30, 2004.  Year-to-date Global Services revenues increased 18% from $493.1 million for the first nine months of 2004 to $582.6 million for the nine months ended September 30, 2005.

Commenting on the segment’s third quarter and year-to-date (through September 30, 2005) performance, Mr. Sulentic noted, “We are pleased to report a 97% increase in Global Services’ year-to-date income before income taxes.  Significant year-to-date revenue increases in all of our user services revenues lines (facilities management up 13%, corporate advisory services up 26%, and project management for user customers up 40%) contributed to the increase in pre-tax income, as did the 26% increase in brokerage revenues from investor customers.  The revenue increases reflect the impact of our success winning new outsourcing business – both through new contract awards and expansions with existing customers – and our continued efforts to grow our brokerage business.”

Segment Results – Development and Investment

Development and Investment segment income before income taxes increased from $0.6 million for the third quarter of 2004 to $9.7 million for the third quarter of 2005, reflecting strong sales activity during the quarter.  These results drove the segment’s income before income taxes for the year to date from $0.7 million for the first nine months of 2004 to $3.5 million for the first nine months of 2005.

While Development and Investment segment revenues for the nine months ended September 30, 2005, were down 2% from revenues for the comparable period of 2004, the more relevant comparison of revenues plus income from unconsolidated subsidiaries plus income from discontinued operations (all pre-tax) was up 28% for the year to date.  As the company has previously noted, the FAS 144-required classification of certain real estate gains as “income from discontinued operations” in those instances when the company will have no continuing involvement with the real estate following sale is not at all intuitive as it relates to the company’s development business.  Such sales of real estate in part define the business of the Development and Investment segment, and they are expected to be a continuing source of segment (and company) profitability.  When considering income from unconsolidated subsidiaries or from discontinued operations, it is also important to note that substantial indirect costs of producing this income from either source - such as business unit level salaries and bonuses that are driven by overall business unit level profitability - are included in segment expenses and not netted against income from unconsolidated subsidiaries or income from discontinued operations.

With regard to the segment’s year-to-date performance, Mr. Sulentic noted, “Given the very strong fashion in which the Development and Investment segment finished 2004, we were not surprised to see the year start slowly for this business, as was reflected in first-half results.  The Development and Investment business had a very strong third quarter, however, and its profits for the year to date (through September 30, 2005) now exceed those from the comparable period of 2004.  There remains much work to do to hit our goal of achieving full-year income before income taxes for this segment that is at least flat with that posted in 2004, but the strong third quarter represents a very good start toward achieving that objective.”

Outlook

Commenting on the outlook for the remainder of the year and into 2006, Mr. Sulentic noted, “We are focused on finishing the year strong.  Our earnings guidance is unchanged.  We are still targeting full-year 2005 earnings per share in the range of $1.40 to $1.50 (representing 33% to 43% growth over the $1.05 earned in 2004).  While we believe that outcomes toward the top end of the range are attainable, we believe that our targeted range should not be increased.  We are still targeting pre-tax income from the Development and Investment segment for the full year 2005 at least equal to that posted in 2004, but there is timing risk associated with certain of the transactions that need to close in order to reach this goal.  Regardless of when these transactions close, the prospects for continued growth in this business for 2006 and beyond are very encouraging, with our “in process” inventory ramping up nicely from its six-year low of $2.4 billion (as of June 30, 2004) and our “pipeline” inventory – which typically feeds the “in process” inventory for future years – at an all-time high.  Considering a similarly bright outlook for our Global Services business, our confidence is increasing regarding our ability to achieve earnings growth from 2005 to 2006 that meets or exceeds our long-term target of 20%.”

At 11:00 a.m., Eastern Time, today, Mr. Sulentic and other members of company management will host a Webcast conference call to review the company’s third quarter results.  The call may be accessed via the Investor Relations section of Trammell Crow Company’s Web site at www.trammellcrow.com.  A replay of the call will also be accessible in the same manner through November 3, 2005.

Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world. The company provides building management, brokerage, project management, and development and investment services to both investors in and users of commercial real estate. In addition to its full service offices located throughout the United States, the company has offices in Canada, Europe, Asia and Latin/South America focused on the delivery of real estate services to corporate customers. The company delivers brokerage services outside the United States through strategic alliances with leading providers - in Europe and Asia, through Savills, plc, a leading property services company based in the United Kingdom; and in Canada, through JJ Barnicke, a leading

Canadian real estate services provider. The company delivers building management, brokerage, and project management services in India through Trammell Crow Meghraj, India’s leading property services company jointly owned by the company and certain international partners.  Trammell Crow Company is traded on the New York Stock Exchange under the ticker symbol “TCC” and is located on the World Wide Web at www.trammellcrow.com.

Certain statements contained in this press release, including without limitation statements containing the words “believe,” “anticipate,” “attainable,” “forecast,” “will,” “may,” “expect(ation),” “envision,” “project,” “budget,” “objective,” “goal,” “target(ing),” “estimate,” “could,” “should,” “would,” “conceivable,” “intend,” “possible,” “prospects,” “foresee”, “look(ing) for,” “look to” and words of similar import, are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other matters include, but are not limited to (i) the timing of individual transactions, (ii) the ability of the company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale, (iii) the ability of the company to compete effectively in the international arena, (iv) the ability of the company to retain its major customers and renew its contracts, (v) the ability of the company to attract new user and investor customers, (vi) the ability of the company to manage fluctuations in net earnings and cash flow which could result from the company’s participation as a principal in real estate investments, (vii) the company’s ability to continue to pursue its growth strategy, (viii) the company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (ix) the company’s ability to compete in highly competitive national and local business lines and (x) the company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management).  In addition, the company’s ability to achieve certain anticipated results will be subject to other factors affecting the company’s business that are beyond the company’s control, including but not limited to general economic conditions (including the cost and availability of capital for investment in real estate and customers’ willingness to make real estate commitments), the effect of government regulation on the conduct of the company’s business and the threat of terrorism and acts of war.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.  Reference is hereby made to the disclosures contained under the heading “Risk Factors” in “Item 1. Business” of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

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